Exhibit 10.1

FORM OF ADVISORY MANAGEMENT AGREEMENT

This ADVISORY MANAGEMENT AGREEMENT (this “Agreement”) is entered into on this the        day of                  , 2007, by and between BEHRINGER HARVARD OPPORTUNITY REIT II, INC., a Maryland corporation (the “Company”), and BEHRINGER HARVARD OPPORTUNITY ADVISORS II LP, a Texas limited partnership (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company will be issuing shares of its common stock, par value $.0001, to the public, such shares to be registered with the Securities and Exchange Commission and may subsequently issue additional securities;

WHEREAS, the Company intends to qualify as a real estate investment trust and to invest its funds in investments permitted by the terms of the Company’s Articles of Incorporation and Sections 856 through 860 of the Internal Revenue Code;

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

The following defined terms used in this Agreement shall have the meanings specified below:

Acquisition Expenses. Any and all expenses incurred in connection with the selection and acquisition of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, other closing costs.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses but including the Acquisition and Advisory Fees, paid by any Person to any other Person in connection with making or investing in Mortgages or other loans or the purchase, development or construction of an Asset, including, without limitation, real estate commissions, selection fees, Development Fees, Construction Fees, non-recurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.

Acquisition and Advisory Fees. The fees payable to the Advisor pursuant to Section 3.01(b).

Advisor. Behringer Harvard Opportunity Advisors II LP, a Texas limited partnership, any successor advisor to the Company, or any Person to which Behringer Harvard Opportunity Advisors II LP or any successor advisor subcontracts all or substantially all of its functions.

Affiliate or Affiliated. As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Articles of Incorporation. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

Assets. Properties, Mortgages, loans and other direct or indirect investments (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly through one or more of its Affiliates or Joint Ventures.

Asset Management Fee. The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to Section 3.01(a) of this Agreement.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Company is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, “Average Invested Assets” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the Assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves.

Board. The Board of Directors of the Company.

Bylaws. The bylaws of the Company, as the same are in effect from time to time.

Change of Control. Any event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-j of the Exchange Act), directly or indirectly, of securities of the Company or the Partnership representing greater than 50% or more of the combined voting power of the Company’s or the Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

Closing Price. On any date, the last sale price for any class or series of the Company’s Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to Shares Listed or, if such Shares are not Listed, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system or other quotation service that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company. Behringer Harvard Opportunity REIT II, Inc., a corporation organized under the laws of the State of Maryland.  Unless the context clearly indicates otherwise, references to the Company shall include its direct and indirect subsidiaries, including the Partnership.

Company Value. The actual value of the Company as a going concern based on the difference between (a) the actual value of all of its assets as determined in good faith by the Board, including a majority of the Independent Directors, and (b) all of its liabilities as set forth on its then current balance sheet, provided that (i) if such Company Value is being determined in connection with a Change of Control that establishes the Company’s net worth (e.g., a tender offer for the Shares, sale of all of the Shares or a merger) then the Company Value shall be the net worth established thereby and (ii) if such Company Value is being determined in connection with a Listing, then the Company Value shall be equal to the number of outstanding Shares multiplied by the Closing Price of a single Common Share averaged over a period of 30 trading days during which the Shares are listed or quoted for trading after the date of Listing. For purposes hereof, a “trading day” shall be any day on which the NYSE is open for trading whether or not the Shares are then Listed on the NYSE and whether or not there is an actual trade of such Shares on any such day.

Competitive Real Estate Commission. A real estate or brokerage commission paid or, if no such commission is paid, the amount that customarily would be paid for the purchase or sale of a Property that is reasonable, customary, and competitive in light of the size, type and location of the Property (as determined by the Board, including a majority of the Independent Directors).

Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

Contract Purchase Price. The amount (i) actually paid or allocated in respect of the purchase, development, construction or improvement of a Property, (ii) of funds advanced with respect to a Mortgage or other loan or (iii) actually paid or allocated in respect to the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses but including any debt attributable to such acquired Assets.

Contract Sales Price. The total consideration provided for in the sales contract for the sale of a Property.

Cost of Real Estate Investments. The contract purchase price of Properties (exclusive of closing costs), plus the amount actually paid for the development, construction or improvement of Properties, inclusive of expenses related thereto, plus the amount of any outstanding debt attributable to such Properties.

Dealer Manager. Behringer Securities LP, an Affiliate of the Advisor, or such Person selected by the Board to act as the dealer manager for an Offering.

Development Fee. A fee for the packaging of an Asset, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

Director. A member of the Board.

Distributions. Any dividends or other distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for federal income tax purposes but excluding distributions that constitute the redemption of any Shares and excluding distributions on any Shares before their redemption.

Exchange Act.  The Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Exchange Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the Prospectus for such Offering without reduction.

Independent Director. A Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company, (ii) employment by the Sponsor, the Company, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Company, (iv) performance of services for the Company, other than as a Director of the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates.  Notwithstanding the foregoing, and consistent with (v) above, serving as a director of or receiving director fees from or owning an interest in a REIT or other real estate program organized by the Sponsor or advised or managed by the Advisor or its Affiliates shall not, by itself, cause a Director to be deemed associated with the Sponsor or the Advisor.  A business or professional relationship is considered material if the aggregate annual gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates (excluding fees for serving as a director of the Company or other REIT or real estate program organized or advised or managed by the Advisor or its Affiliates) exceeds five percent of either the Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates, or the Company.

Intellectual Property Rights. All rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.

Invested Capital. The amount calculated by multiplying the total number of Shares issued by the Company by the price paid for each Share, reduced by an amount equal to the total number of Shares repurchased from Stockholders by the Company (pursuant to the Company’s plan for the repurchase of Shares) multiplied by the price initially paid for each such redeemed Share when initially purchased from the Company.

Joint Ventures. A legal organization formed to provide for the sharing of the risks and rewards in an enterprise co-owned and operated for mutual benefit by two or more business partners and established to acquire or hold Assets.

Listing or Listed. The listing of the Shares on any securities exchange registered as a national securities exchange under Section 6 of the Exchange Act. Upon such Listing, the Shares shall be deemed Listed.

Mortgages. In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidence of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidence of indebtedness or obligations.

NASAA Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. effective September 29, 1993.

Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

Net Sales Proceeds. In the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or other loan or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes, or other property or securities) that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Company. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

NYSE. The New York Stock Exchange, Inc.

Offering. Any public offering of Shares pursuant to an effective registration statement filed under the Securities Act.

Organization and Offering Expenses. Any and all costs and expenses incurred by and to be paid by the Company in connection with an Offering, the formation of the Company, and including the qualification and registration of the Offering and the marketing and distribution of its Shares, including, without limitation:  total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving, amending registration statements and supplementing prospectuses; mailing and distribution costs; salaries of employees while engaged in sales activity, such as preparing supplemental sales literature; telephone and other telecommunication costs; all advertising and marketing expenses, including the costs related to investor and broker-dealer meetings; charges of transfer agents, registrars, trustees, escrow holders, depositories and experts; filing, registration and qualification fees and taxes relating to the Offering under federal and state laws; and accountants’ and attorneys’ fees.

Partnership. Behringer Harvard Opportunity OP II, LP, a Texas limited partnership, through which the Company may own Assets.

Person. An individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Company, either directly or indirectly (whether through joint venture arrangements or other partnership or investment interests).

Proprietary Property. All modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the duties set forth in Section 2.02 that relate to investment advice regarding current and potential Assets, and all modifications, enhancements and derivative works of the foregoing.

Prospectus. Prospectus has the meaning set forth in Section 2(a)(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.

Real Property or Real Estate. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in Real Estate (including fee ownership and leasehold interests) or in loans secured by Real Estate or both in accordance with Sections 856 through 860 of the Code.

Sale or Sales. (i) Any transaction or series of transactions whereby: (A) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly

(except as described in other subsections of this definition) in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or other loan or portion thereof (including with respect to any Mortgage or other loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments of amounts owed pursuant to such Mortgage or other loan) and any event with respect to a Mortgage or other loan which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the net proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions. Any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Behringer Securities LP.

Shares. Any shares of the Company’s common stock, par value $.0001 per share.

Soliciting Dealers. Broker-dealers who are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.

Sponsor. Sponsor has the meaning ascribed to such term in the Articles of Incorporation.

Stockholders. The record holders of the Company’s Shares as maintained in the books and records of the Company or its transfer agent.

Stockholders’ 10% Return. As of any date, an aggregate amount equal to a 10% cumulative, noncompounded, annual return on Invested Capital (calculated like simple interest on a daily basis based on a 365-day year); provided, however, that for purposes of calculating the Stockholders’ 10% Return, Invested Capital shall be determined for each day during the period for which the Stockholders 10% Return is being calculated net of Distributions attributable to Net Sales Proceeds but (consistent with the second clause of the definition of Invested Capital) shall always exclude an amount equal to the total number of Shares repurchased from Stockholders by the Company (pursuant to the Company’s plan for the repurchase of Shares) multiplied by the price initially paid for each such redeemed Share when initially purchased from the Company.

Subordinated Disposition Fee. The fee payable to the Advisor for services provided in connection with the Sale of one or more Properties pursuant to Section 3.01(c).

Termination Date. The date of termination of this Agreement.

Texas Tax Code. The Texas Tax Code as amended by Texas H.B. 3, 79th Leg., 3rd C.S. (2006).  Reference to any provision of the Texas Tax Code Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable administrative rules as in effect from time to time.

Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including the Asset Management Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Subordinated Share of Net Sales Proceeds, (vi) the Performance Fee, (vii) the Subordinated Incentive Listing Fee, (viii) Acquisition Fees and Acquisition Expenses, (ix) real estate commissions on the Sale of Assets (including the Subordinated Disposition Fee), and (x) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

2%/25% Guidelines. The requirement pursuant to the NASAA Guidelines that, in any 12 month period, Total Operating Expenses not exceed the greater of 2% of Average Invested Assets during such 12 month period or 25% of Net Income over the same 12 month period.

ARTICLE II

THE ADVISOR

2.01         Appointment. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

2.02         Duties of the Advisor. The Advisor shall be deemed to be in a fiduciary relationship to the Company and its Stockholders. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Company’s most recent Prospectus for Shares, the Articles of Incorporation and Bylaws, the Advisor shall, either directly or by engaging an Affiliate of the Advisor or other Person:

(a)           serve as the Company’s investment and financial advisor and provide research and economic and statistical data in connection with the Assets and investment policies;

(b)           provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company;

(c)           maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of the Company’s Shares, if any, and acting as transfer agent for the Company’s Shares;

(d)           investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

(e)           consult with the officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(f)            subject to the provisions of Sections 2.02(h) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets will be made; (iii) make investments in Assets on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (v) enter into leases of Property and service contracts for Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Mortgages;

(g)           provide the Board with periodic reports regarding prospective investments in Assets;

(h)           obtain the prior approval of the Board (including a majority of all Independent Directors) for any and all investments in Assets;

(i)            negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Company or obtain loans for the Company, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

(j)            obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Assets;

(k)           from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement;

(l)            provide the Company with all necessary cash management services;

(m)          deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Assets;

(n)           upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, requiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;

(o)           supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and other investors and act on behalf of the Company in connection with investor relations;

(p)           provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;

(q)           prepare on behalf of the Company all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

(r)            do all things necessary to assure its ability to render the services described in this Agreement.

2.03         Authority of Advisor.

(a)           Pursuant to the terms of this Agreement (including the restrictions included in this Section 2.03 and in Section 2.06), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to (i) locate, analyze and select investment opportunities, (ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Partnership, (iii) acquire Properties, make and acquire Mortgages and other loans and invest in other Assets in compliance with the investment objectives and policies of the Company, (iv) arrange for financing or refinancing of Assets, (v) enter into leases for the Properties and service contracts for the Assets, including oversight of Affiliated companies that perform property management or other services for the Company, (vi) oversee non-affiliated and Affiliated property managers and other non-affiliated and Affiliated Persons who perform services for the Company, and (vii) undertake accounting and other record-keeping functions at the Asset level.

(b)           Notwithstanding the foregoing, any investment in Assets by the Company or the Partnership (as well as any financing acquired by the Company or the Partnership in connection with such investment), will require the prior approval of the Board (including a majority of the Independent Directors).

(c)           The prior approval of a majority of the Independent Directors and a majority of the Board not otherwise interested in the transaction will be required for each transaction with the Advisor or its Affiliates.

(d)           If a transaction requires approval by the Board, the Advisor will deliver to the Directors all documents required by them to properly evaluate the proposed transaction.

The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03. If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board for prior approval such proposed transactions involving investments in Assets as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

2.04         Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds of the Company or the Partnership shall be commingled nor shall any of such funds be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board, its Audit Committee and the auditors of the Company.

2.05         Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

2.06         Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c)

violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares or any of the Company’s securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. The Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers or employees or stockholders except as provided in Section 5.02 of this Agreement.

2.07         Relationship with Directors. Directors, officers and employees of the Advisor or an Affiliate of the Advisor may serve as Directors, officers or employees of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director shall receive any compensation from the Company for serving as a Director other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board.

2.08         Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance.  If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board (including the Independent Directors) to adopt the method set forth in the Company’s most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

2.09         Payment of Certain Organization and Offering Expenses.  The Company shall pay directly all Organization and Offering Expenses considered underwriting compensation by the NASD.  Such payments, other than Selling Commissions and the dealer manager fee, shall reduce the payments owed by the Company to the Advisor with respect to the non-accountable reimbursement of Organization and Offering Expenses as provided in Section 3.02(a)(1) below.

ARTICLE III

COMPENSATION AND REIMBURSEMENT OF SPECIFIED COSTS

3.01         Fees.

(a)           Asset Management Fee. The Company shall pay the Advisor a monthly Asset Management Fee on the 15th day of each month in an amount equal to 1/12 th of 1.0% of the sum of the (i) with respect to Properties, the Cost of Real Estate Investments, (ii) with respect to all other Assets (other than those owned by a Joint Venture in which the Company is a co-venturer), the aggregate net book value of such Assets as of the last day of the preceding month and (iii) with respect to Assets owned by a Joint Venture in which the Company is a co-venturer, the Company’s allocable share of the cost or book value of the Joint Venture’s Assets (calculated as provided in (i) and (ii) above).

(b)           Acquisition and Advisory Fees. The Company shall pay the Advisor a fee in the amount of 2.5% of the Contract Purchase Price of each Asset as Acquisition and Advisory Fees payable at the time and in respect of funds expended for (i) the acquisition of an Asset, (ii) to the extent that such funds are capitalized, for the development, construction or improvement of an Asset, or (iii) the making of a Mortgage or other loan. The total of all Acquisition Fees and any Acquisition Expenses shall be limited in accordance with the Articles of Incorporation.

(c)           Subordinated Disposition Fee. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Assets, the Advisor or such Affiliate shall receive, subject to the satisfaction of the condition outlined below, a Subordinated Disposition Fee in an amount (the “Contingent Subordinated Disposition Fee”) equal to (subject to the limitation in the following paragraph) (i) in the case of the sale of Property, the lesser of (A) one-half of a Competitive Real Estate Commission or (B) 3% of the sales price of such Property and (ii) in the case of the sale of any Asset other than Property, 3% of the sales price of such Asset or Assets. The Contingent Subordinated Disposition Fee will not be earned or paid unless and until total Distributions have been paid in an amount equal to or in excess of the sum of Invested Capital plus the Stockholders’ 10% Return. To the extent that, in any instance, the Contingent Subordinated Disposition Fees is not earned and paid due to the foregoing limitation, the Contingent Subordinated Disposition Fees that would have been earned and paid had the foregoing limitation not been in place at the time of a Sale shall be a contingent liability of the Company, which shall be paid if and only if the conditions set forth in this subparagraph 3.01(c) have been satisfied and, upon the satisfaction of such condition, the Company shall pay all such Contingent Subordination Disposition Fees as if such condition had been satisfied with respect to each such prior Sale.

The Subordinated Disposition Fee may be payable in addition to real estate commissions paid to non-Affiliates, provided, however, that the total real estate commissions paid to all Persons by the Company (together with the Subordinated Disposition Fee) shall in no case exceed an amount equal to the lesser of (i) 6% of the Contract Sales Price of an Asset or (ii) the Competitive Real Estate Commission in respect of any Property.

In the event this Agreement is terminated prior to such time as total Distributions have been paid in an amount equal to or in excess of the sum of Invested Capital plus the Stockholders’ 10% Return through the Termination Date, the Company Value shall be determined and any contingent liabilities for the payment of Contingent Subordinated Disposition Fees on Assets previously sold will be paid if the Company Value plus total Distributions paid prior to the Termination Date equals or exceeds the sum of Invested Capital plus the Stockholders’ 10% Return through the Termination Date.

Following Listing, and as soon as practicable after determination of Market Value (defined below), any contingent liabilities for the payment of the Contingent Subordinated Disposition Fees on Assets previously sold will be earned and paid if and only if total Distributions have been paid or deemed to have been paid in an amount equal to or in excess of the sum of Invested Capital plus the Stockholders’ 10% Return through the date of Listing. For purposes of the preceding sentence, in addition to actual Distributions received, Stockholders will be deemed to have received Distributions in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over the 30-trading-day period beginning the date of Listing (the “Market Value”). Once any Contingent Subordinated Disposition Fees are actually paid, such amounts shall thereafter be referred to as “Subordinated Disposition Fees.”

(d)           Debt Financing Fee. In the event of the origination of any debt financing obtained by or for the Company (including any refinancing of debt), the Company will pay to the Advisor a debt financing fee equal to one percent (1%) of the amount available under such financing.  The Debt Financing Fee includes the reimbursement of the specified cost incurred by the Advisor of engaging third parties to source debt financing, and nothing herein shall prevent the Advisor from entering fee-splitting arrangements with third parties with respect to the Debt Financing Fee.

(e)           Development Fee.  The Company shall pay the Advisor Development Fees in amounts that are usual and customary for comparable services rendered to similar projects in the geographic market provided, however, that no Development Fee will be paid in the event that the Company pays an Acquisition and Advisory Fee based on the cost of such development or construction.  Development Fees will include the reimbursement of the specified cost incurred by the Advisor of engaging third parties for such services.

3.02         Expenses.

(a)           In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof and except as noted in Section 2.09 above, the Company shall pay directly or reimburse the Advisor for all of the costs and expenses paid or incurred by the Advisor that are in any way related to the operations of the Company or the business of the

Company or the services the Advisor provides to the Company pursuant to this Agreement, including, but not limited to:

(i)            Organization and Offering Expenses in the form of a non-accountable reimbursement to the Advisor in an amount equal to 1.5% of the Gross Proceeds exclusive of Gross Proceeds from shares sold under the Company’s Distribution Reinvestment Plan less any Organization and Offering Expenses the Company pays directly (other than Selling Commissions and the dealer manager fee), with the Advisor having the right to retain the amount (if any) by which this non-accountable reimbursement exceeds the Organization and Offering Expenses paid by the Advisor;

(ii)           Acquisition Fees and Acquisition Expenses incurred in connection with the selection and acquisition of Assets, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company;

(iii)          the actual cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Shares or other securities;

(iv)          interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)           taxes and assessments on income or property and taxes as an expense of doing business;

(vi)          costs associated with insurance required in connection with the business of the Company or by the Board;

(vii)         expenses of managing and operating Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)        all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;

(ix)           expenses associated with Listing or with the issuance and distribution of Shares and other securities of the Company, such as Selling Commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees, and other Organization and Offering Expenses;

(x)            expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi)           expenses of organizing, reorganizing, liquidating or dissolving the Company and the expenses of filing or amending the Articles of Incorporation;

(xii)          expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)         administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and

(xiv)        audit, accounting and legal fees.

(b)           Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

3.03         Other Services. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

3.04         Reimbursement to the Advisor. The Company shall not reimburse the Advisor for Total Operating Expenses to the extent that Total Operating Expenses (including the Asset Management Fee), in the four consecutive fiscal quarters then ended (commencing with the fourth full fiscal quarter after the Company has made its first investment in an Asset) (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. Reimbursement of all or any portion of the Total Operating Expenses that exceed the limitation set forth in the preceding sentence may, at the option of the Advisor, be deferred without interest and may be reimbursed in any subsequent Expense Year where such limitation would permit such reimbursement if the Total Operating Expense were incurred during such period. Notwithstanding the foregoing, if there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be reimbursed to the Advisor. After the end of any fiscal quarter of the Company for which there is an Excess Amount for the 12 months then ended, such fact shall be disclosed in the next quarterly report of the Company or shall be disclosed in writing and sent to the Stockholders within 60 days of such quarter end, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Such determination shall be reflected in the minutes of the meetings of the Board. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in any computation pursuant to this Section 3.04 shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE IV

TERM AND TERMINATION

4.01         Term; Renewal. Subject to Section 4.02 hereof, this Agreement shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

4.02         Termination. This Agreement will automatically terminate upon Listing. This agreement also may be terminated at the option of either party (i) immediately upon a Change of Control or (ii) upon 60 days written notice without cause or penalty (in either case, if termination is by the Company, then such termination shall be upon the approval of a majority of the Independent Directors). Notwithstanding the foregoing, the provisions of this Agreement which provide for payment to the Advisor of expenses, fees or other compensation following the date of termination shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full.

4.03         Payments to and Duties of Advisor upon Termination.

(a)           After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to and receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses, subject to the provisions of Section 3.04 hereof, and all contingent liabilities related to fees payable to the Advisor prior to termination of this Agreement.

(b)           The Advisor shall promptly upon termination:

(i)            pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)           deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)          deliver to the Board all assets, including the Assets, and documents of the Company then in the custody of the Advisor; and

(iv)          cooperate with the Company and take all reasonable actions requested by the Company to provide an orderly management transition.

ARTICLE V

INDEMNIFICATION

5.01         Indemnification by the Company.

(a)           The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation and the NASAA Guidelines. Notwithstanding the foregoing, under the Articles of Incorporation, the Company shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services of the Company; (iii) such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, partners and employees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders. Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(b)           The Articles of Incorporation provide that the advancement of Company funds to the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Advisor or its Affiliates, including their respective officers, directors, partners and employees, are found not to be entitled to indemnification.

(c)           The indemnity provided for pursuant to this Section 5.01 shall extend, without limitation, to any claims to the extent relating to any of the events or outcomes set forth in the Prospectus as possible results, outcomes or risks associated with the business and investment objectives of the Company. Notwithstanding the provisions of this Section 5.01, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02.

5.02         Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

ARTICLE VI

MISCELLANEOUS

6.01         Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Board (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Partnership, and shall likewise be binding upon any successor to the Advisor.

6.02         Relationship of Advisor and Company. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

6.03         Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	Behringer Harvard Opportunity REIT II, Inc.
15601 Dallas Parkway
Suite 600
Addison, Texas 75001

To the Advisor:	Behringer Harvard Opportunity Advisors II LP
15601 Dallas Parkway
Suite 600
Addison, Texas 75001

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.

6.04         Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

6.05         Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.06         Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.

6.07         Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.

6.08         Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

6.09         Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

6.10         Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

6.11         Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

6.12         Name. Behringer Harvard Opportunity Advisors II LP and/or one or more of its Affiliates has a proprietary interest in the names “Harvard” (for the businesses engaged in by the Company and its Affiliates) and “Behringer” (for all purposes). Accordingly, and in recognition of this right, if at any time the Company ceases to retain Behringer Harvard Opportunity Advisors II LP or an Affiliate thereof to perform the services of Advisor, the Company will, promptly after receipt of written request from Behringer Harvard Opportunity Advisors II LP, cease to conduct business under or use the name “Harvard” or “Behringer” or any diminutive thereof and the Company shall use its best efforts to change the name of the Company to a name that does not contain the name “Harvard” or “Behringer” or any other word or words that might, in the sole discretion of Behringer Harvard Opportunity Advisors II LP, be susceptible of indication of some form of relationship between the Company and Behringer Harvard Opportunity Advisors II LP or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that Behringer Harvard Opportunity Advisors II LP or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Harvard” or “Behringer” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Board.

6.13         Initial Investment. The Advisor or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of the Company. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Advisor nor its Affiliates shall vote any Shares they now own, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

6.14         Ownership of Proprietary Property. The Advisor retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property. To the extent that the Company has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that Company may provide regarding the Proprietary Property, the Company hereby assigns and transfers exclusively to the Advisor all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Company or any other party, in and to the Proprietary Property. In addition, at the Advisor’s expense, the Company will perform any acts that may be deemed desirable by the Advisor to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to the Advisor, including but not limited to the execution of any instruments or documents now or hereafter requested by the Advisor to perfect, defend or confirm the assignment described herein, in a form determined by the Advisor.

6.15         Treatment Under Texas Margin Tax. For purposes of the Texas margin tax, the Advisor’s performance of the services specified in this Agreement will cause the Advisor to conduct part of the active trade or business of the Company, and the compensation specified in Article III includes both the payment of management fees and the reimbursement of specified costs incurred in the Advisor’s conduct of the active trade or business of the Company.  Therefore, the Advisor and Company intend Advisor to be, and shall treat Advisor as, a “management company” within the meaning of Section 171.0001(11) of the Texas Tax Code.  The Company and the Advisor will apply Sections 171.1011(m-1) and 171.1013(f)-(g) of the Texas Tax Code to the Company’s reimbursements paid to the Advisor pursuant to this Agreement of specified costs and wages and compensation.  The Advisor and the Company further recognize and intend that (i) as a result of the fiduciary relationship created by this Agreement and acknowledged in Section 2.02, reimbursements paid to the Advisor pursuant to this Agreement are “flow-though funds” that the Advisor is mandated by law or fiduciary duty to distribute, within the meaning of Section 171.1011(f) of the Texas Tax Code, and (ii) as a result of Advisor’s contractual duties under this Agreement, certain reimbursements under this Agreement are “flow-through funds” mandated by contract to be distributed within the meaning of Section 171.1011(g) of the Texas Tax Code.  The terms of this Agreement shall be interpreted in a manner consistent with the characterization of the Advisor as a “management company” as defined in Section 171.0001(11), and with the characterization of the reimbursements as “flow-though funds” within the meaning of Section 171.1011(f)-(g) of the Texas Tax Code.

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Management Agreement as of the date and year first above written.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

By:
Gerald J. Reihsen, III
Executive Vice President — Corporate Development and Legal

BEHRINGER HARVARD OPPORTUNITY ADVISORS II LP

By:	Harvard Property Trust, LLC, its General Partner

By:
Gerald J. Reihsen, III
Executive Vice President — Corporate Development and Legal